SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

 (Date of earliest event reported)

October 11, 2002

CSB Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

6 West Jackson Street, P.O. Box 232, Millersburg, Ohio	44654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 674-9015

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On October 11, 2002, CSB Bancorp, Inc. released a letter to shareholders regarding an increase in the third quarter dividend paid to shareholders. A copy of the letter to shareholders is attached to this report as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(a)	Exhibits
	99.1	Letter to shareholders dated October 11, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB BANCORP, INC.

Date: October 11, 2002	By: /s/ C. James Bess
C. James Bess Chairman, President and Chief Executive Officer

Exhibit 99.1

[CSB BANCORP, INC. LETTERHEAD]

October 11, 2002

Dear Shareholder:

The Company's fundamentals continue to improve according to plan.  Emphasis on safety, soundness, strong capitalization, liquidity, improving earnings, and capital appreciation have and will continue to be the hallmark of Management's philosophy and operating objective.

Year-to-date unaudited net profit totaled $1,516,904 as of September 30, 2002 and net profit for the quarter ended September 30, 2002 totaled $635,904.  As a result, the Company has increased the third quarter dividend.  Your check or statement representing $0.10 per share is enclosed.

Management and the Board are currently working on the 2003 Budget and the annual Director's Strategic Planning Retreat in November.  These post turn-around activities will be key in establishing the strategic objectives necessary to promote the franchise and further enhance shareholder value.

Thank you for your continuing confidence and support.

/s/  C. James Bess

C. James Bess
Chairman, President & CEO